Exhibit 10.2

BOISE CASCADE CORPORATION

1986 EXECUTIVE OFFICER DEFERRED COMPENSATION PLAN

(As Amended Through January 1, 2002)

            1.      Purpose of the Plan. The purpose of the Boise Cascade Corporation 1986 Executive Officer Deferred Compensation Plan (the "Plan") is to further the growth and development of Boise Cascade Corporation (the "Company") by providing executive officers of the Company the opportunity to defer a portion of their compensation and thereby encourage their productive efforts.

            2.       Definitions.

                      2.1      Change in Control. A Change in Control shall be deemed to have occurred if:

                                 (a)      Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 20% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities, and provided further that any acquisition of securities by any Person in connection with a transaction described in Subsection 2.1(c)(i) shall not be deemed to be a change in control of the Company; or

                                 (b)      The following individuals cease for any reason to constitute at least 66 2/3% of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least 2/3rds of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved (the "Continuing Directors"); or

                                 (c)      The consummation of a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation other than (i) a merger or consolidation which would result in both (a) continuing directors continuing to constitute at least 66 2/3% of the number of directors of the combined entity immediately following consummation of such merger or consolidation and (b) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 20% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities, and provided further that any acquisition of securities by any Person in connection with a transaction described in Subsection 2.1(c)(i) shall not be deemed to be a change in control of the Company; or

                                 (d)      The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 66 2/3% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                                 For purposes of this section and Section 2.14, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                 For purposes of this section and Section 2.14, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                      2.2      Committee. The Executive Compensation Committee of the Company's Board of Directors or any successor to the Committee.

                      2.3      Compensation. A Participant's salary, commission, bonus and other payments for personal services rendered by a Participant to the Company during a calendar year. Compensation shall not include any amounts paid by the Company to a Participant that are not strictly in consideration for personal services, such as expense reimbursement, cost-of-living allowance, education allowance, premium on excess group life insurance, or any Company contribution to the Pension Plan or the Savings and Supplemental Retirement Plan, and the fact that an amount constitutes taxable income to the Participant shall not be controlling for this purpose. Compensation shall not include any taxable income realized by, or payments made to, an employee as a result of the grant or exercise of an option to acquire stock of the Company or as a result of the disposition of such stock and shall not include compensation resulting from any long-term incentive plan.

                      2.4      Deferred Compensation Agreement. A written agreement between a Participant and the Company, whereby a Participant agrees to defer a portion of his or her Compensation pursuant to the provisions of the Plan, and the Company agrees to make benefit payments in accordance with the provisions of the Plan.

                      2.5      Deferred Compensation and Benefits Trust. The irrevocable trust (the "DCB Trust") established by the Company with an independent trustee for the benefit of persons entitled to receive payments or benefits hereunder, the assets of which will be subject to claims of the Company's creditors in the event of bankruptcy or insolvency.

                      2.6      Disability. A condition that totally and continuously prevents the Participant, for at least 6 consecutive months, from engaging in an "occupation" for remuneration or profit. During the first 24 months of Disability, "occupation" means the Participant's occupation at the time the Disability began. After that period, "occupation" means any occupation for which the Participant is or becomes reasonably fitted by education, training, or experience. Notwithstanding the foregoing, a Disability shall not exist for purposes of this Plan if the Participant fails to qualify for Disability benefits under the Social Security Act, unless the Committee determines, in its sole discretion, that a Disability exists.

                      2.7      Early Retirement Date. The date of a Participant's Termination of Employment for reasons other than death, total disability (as defined in the Pension Plan), or disciplinary reasons (as that term is used for purposes of the Company's Corporate Policy 10.2, Termination of Employment) before attaining age 65 but after attaining age 55, and after completing 10 years of service (as defined in the Pension Plan). For purposes of this section, a Participant's age and years of service shall be determined by taking into account any imputation of age or service permitted under any special early retirement program offered by the Company and applicable to the Participant.

                      2.8      Executive Officer. The Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, the Treasurer, or the Controller of the Company.

                      2.9      Minimum Death Benefit. The Minimum Death Benefit shall be equal to the sum of the following:

                                 (a)      The Minimum Death Benefit to which a Participant is entitled for the deferrals and corresponding Company Contributions made to the Plan for the period January 1, 1987, through December 31, 1990, which shall be an amount equal to three times the Participant's total expected deferrals up to a maximum of $500,000.

                                 and

                                 (b)      The Minimum Death Benefit to which a Participant is entitled for the deferrals and corresponding Company Contributions to the Plan for the period January 1, 1992, through December 31, 1995, which shall be an amount equal to three times the Participant's total expected deferrals up to a maximum of $500,000.

                                 The amount of the Minimum Death Benefit payable under this Section 2.9 shall be subject to adjustment in the event there is an alteration of the amount to be deferred as provided in Section 4.3.

                      2.10     Moody's Times 130%. The Company shall accumulate the Participant's deferred compensation with monthly interest equivalent to an annualized rate of 130% times Moody's Composite Average of Yields on Corporate Bonds for the preceding calendar month as determined from Moody's Bond Record published by Moody's Investor's Service, Inc. (or any successor thereto), or, if such monthly yield is no longer published, a substantially similar average selected by the Committee.

                      2.11     Normal Retirement Date. The first day of the month on or after a Participant's 65th birthday.

                      2.12     Participant. An Executive Officer who has entered into a written Deferred Compensation Agreement with the Company in accordance with the provisions of the Plan.

                      2.13     Pension Plan. The Boise Cascade Corporation Pension Plan for Salaried Employees, as amended from time to time.

                      2.14     Potential Change in Control. A Potential Change in Control of the Company shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company; (ii) the Company or any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company; (iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 9.5% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities, unless that Person has filed a schedule under Section 13 of the Securities Exchange Act of 1934 and the rules and regulations promulgated under Section 13, and that schedule (including any and all amendments) indicates that the Person has no intention to (a) control or influence the management or policies of the Company or (b) take any action inconsistent with a lack of intention to control or influence the management or policies of the Company; or (iv) the Board adopts a resolution to the effect that a Potential Change in Control of the Company has occurred.

                      2.15     Service. Service as earned and credited under the Pension Plan.

                      2.16     Termination of Employment. The Participant's ceasing to be employed by the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of early retirement, normal retirement, death, or disability, provided that transfer from the Company to a subsidiary or parent of the Company shall not be deemed a Termination of Employment for purposes of this Plan.

            3.      Administration and Interpretation of the Plan. The Committee shall have final discretion, responsibility, and authority to administer and interpret the Plan. This includes the discretion and authority to determine all questions of fact, eligibility, or benefits relating to the Plan. The Committee may also adopt any rules it deems necessary to administer the Plan. The Committee's responsibilities for administration and interpretation of the Plan shall be exercised by Company employees who have been assigned those responsibilities by the Company's management. Any Company employee exercising responsibilities relating to the Plan in accordance with this section shall be deemed to have been delegated the discretionary authority vested in the Committee with respect to those responsibilities, unless limited in writing by the Committee. Any Participant may appeal any action or decision of these employees to the Company's General Counsel and may request that the Committee reconsider decisions of the General Counsel. Any interpretation by the Committee shall be final and binding on the Participants.

            4.      Participant Compensation Deferral.

                      4.1      Compensation Deferral. Prior to January 1, 1987, an Executive Officer who wishes to participate in the Plan shall execute a written Deferred Compensation Agreement, in the format provided by the Company, whereby the Executive Officer elects to defer a portion of his or her Compensation otherwise earned and payable on or after January 1, 1987, and through the 4-year period ending December 31, 1990. An Executive Officer who is contributing to the 1982 Executive Officer Deferred Compensation Plan on January 1, 1987, shall elect prior to January 1, 1987, to participate in this Plan for 4 full calendar years beginning January 1 of the calendar year after his or her contributions cease to the 1982 Executive Officer Deferred Compensation Plan. Prior to January 1, 1991, an Executive Officer who wishes to participate in the Plan through the period ending December 31, 1995, shall execute a written Deferred Compensation Agreement covering such period. The amount of annual Compensation to be deferred shall be in whole percentage increments as specified in the applicable Deferred Compensation Agreement. The period during which Compensation is reduced shall be the calendar years specified in the Deferred Compensation Agreement. The amount deferred shall result in corresponding reductions in the Compensation payable to a Participant.

                      4.2      Participation in the Plan. An Executive Officer who first attains such status subsequent to January 1, 1987, and prior to December 31, 1991, and who continues to retain his or her status as an Executive Officer, shall be entitled to participate in the Plan until December 31, 1995, and shall be bound by all the other terms and conditions of the Plan. An Executive Officer who first attains such status subsequent to January 1, 1992, and prior to December 31, 1995, shall be entitled to participate in the Plan until December 31, 1995, and shall be bound by all the other terms and conditions of the Plan. An Executive Officer shall complete a Deferred Compensation Agreement within 30 days of becoming eligible and being notified of the terms and conditions of the Plan. Contributions to the Plan shall commence the first of the month following the completion of the Deferred Compensation Agreement. The Company shall notify a new Participant promptly upon becoming eligible.

                      4.3      Alteration of Compensation Deferral. The amount of compensation to be deferred, once selected by a Participant, shall be irrevocable except upon written approval by the Committee. A request to alter the amount of compensation deferred must be submitted by a Participant in writing to the Committee prior to January 1 of the year for which such modification is requested and shall detail the reasons for the modification. If a modification of the deferral amount is granted by the Committee, the modification shall affect only future years of participation; and all benefits under the Plan shall be adjusted to reflect the new deferred amount and also to reflect any costs incurred by the Company to effect the adjusted benefits payable to the Participant.

                      4.4      Company Contribution. The Company shall, at the election of a Participant, contribute an additional amount equal to 4.2% of the Participant's Compensation to the Plan, to be used to provide benefits as specified in the Deferred Compensation Agreement. If a Participant elects to have such amount contributed under the Deferred Compensation Agreement, the Company shall not make any matching contribution for such Participant under the Company Savings and Supplemental Retirement Plan.

                      4.5      Continuation of Contribution. Should there be a Termination of Employment by a Participant prior to having completed the entire period of participation determined in accordance with Sections 4.1 or 4.2, the Participant may elect, subject to the approval of the Committee, to continue contributing to the Plan at the same rate in effect upon Termination of Employment for such period of time, up to and including the entire period of participation determined in accordance with Sections 4.1 or 4.2, as may be approved by the Committee, in which case, he or she will continue to be a Participant and be bound by all the other terms and conditions of the Plan. In any such case, the Company may continue its contributions or may require the Participant to contribute the amounts formerly contributed by the Company.

            5.      Payment of Deferred Amounts.

                      5.1      Participant Account. The Company shall maintain for each Participant an account by accumulating his or her deferred compensation plus the Company contribution, if any, and each month, the account shall be updated with a monthly rate of interest equal to Moody's Times 130%.

                      5.2      Return of Deferrals. At the time a Participant executes the Deferred Compensation Agreement, he or she may elect to receive a return of his or her deferrals. Each such return of deferral shall be made in a lump sum, 7 years after the end of the calendar year in which the deferral is made. Prior to January 1 of the year preceding the year in which any return of deferral is to be made, the Participant may request to defer a portion or all of the payment of the return of deferral until such time as the account would otherwise be paid. Any such request shall be approved or denied at the sole discretion of the Committee. Any return of deferral paid shall be deemed a distribution, and, accordingly, shall be deducted from the Participant's account and shall reduce the benefits provided under this section by the dollar amount of any such payments.

                      5.3      Plan Benefits. Upon Termination of Employment for reasons other than disability, a Participant shall be paid his or her account in a lump sum or in equal monthly installments calculated to distribute his or her account plus accrued interest for a period of not more than 15 years. Payments shall commence on the date and shall be made in the manner elected by the Participant in the Deferred Compensation Agreement. Unpaid balances under the installment election continue to earn interest at the rate of Moody's Times 130%. If a Participant does not make an election, his or her account shall be paid out in monthly installments over 15 years beginning January 1 of the year following Termination of Employment. The Participant may request other forms of payout which are subject to approval by the Committee, pursuant to Section 5.4.

                      5.4      Change of Election. A Participant may request a change in the payout election any time prior to January 1 of the year benefits are scheduled to be paid, provided further that the request is received by the Committee at least 30 days prior to the date benefits are scheduled to be paid. The changed payout election must be one of the payout options in the original deferral agreement. Such request must be in writing and shall be approved or denied at the discretion of the Committee. No change will be permitted that would allow a payment to be made earlier than originally elected in the Deferred Compensation Agreement.

                                 Notwithstanding any provision in this Plan to the contrary, a Participant or Beneficiary may request at any time a single lump-sum payment of the amount credited to an account or accounts of the Participant under the Plan. The amount of the payment shall be equal to (i) the Participant's accumulated account balance under the Plan as of the payment date, reduced by (ii) an amount equal to 10% of such accumulated account balance. This lump-sum payment shall be subject to withholding of federal, state, and other taxes to the extent applicable. This request must be made in writing to the Committee. The lump-sum payment shall be made within 30 days of the date on which the request for distribution is received. If a request is made under this provision, the Participant shall not be eligible to participate in any nonqualified deferred compensation plan maintained by the Company, including this Plan, for a period of 12 months after such request is made. In addition, in such event, any deferred compensation agreement under any nonqualified deferred compensation plan of the Company shall not be effective with respect to Compensation payable to the Participant during this 12-month period.

                      5.5      Payment on Death After Benefits Commence. If a Participant dies after his or her benefits have commenced and prior to the distribution of the entire Participant Account, his or her beneficiary shall receive any benefit payments in accordance with the Deferred Compensation Agreement.

                      5.6      Death Benefit. If a Participant should die while a Participant in the Plan and prior to the commencement of Plan distributions, the Company shall pay his or her designated beneficiary or beneficiaries the greater of the accumulated account balance or the Minimum Death Benefit. Payments shall be made as specified in the Deferred Compensation Agreement. The Participant Account shall be updated with a monthly rate of interest equal to Moody's Times 130%.

                      5.7      Disability Benefit. For a Participant who made deferrals into the Plan prior to January 1, 1991, and who terminates prior to attaining age 65 due to a Disability, the Company shall pay the Participant in monthly installments commencing on the first day of the seventh consecutive month following the Participant's Disability, the Disability Benefit specified in the Deferred Compensation Agreement until the Participant attains his or her Normal Retirement Date or ceases to be totally and continuously disabled. The maximum Disability Benefit shall be an amount which, when combined with Primary Social Security, company-sponsored group Long-Term Disability, and disability benefits from other deferred compensation plans, is equal to 80% of predisability salary. For the purpose of this maximum, the 80% of predisability salary shall be indexed to the Consumer Price Index. After a Participant who is receiving a Disability Benefit attains his or her Normal Retirement Date, he or she shall be entitled to be paid the account in accordance with the form of payment elected in the Deferred Compensation Agreement. If a Participant dies while receiving a Disability Benefit, the Participant's beneficiary shall receive the Death Benefit pursuant to Section 5.6. If a Participant meets the requirements for a Disability Benefit and the amount of the Disability Benefit on the Deferred Compensation Agreement is $0, or if there is no Disability Benefit stated on such Participant's Deferred Compensation Agreement, then the Participant's Account shall be paid in monthly installments over a 15-year period beginning the month the Disability Benefit would have been paid and unpaid account balances shall accumulate at Moody's Times 130%.

                                 A Participant who makes deferrals into this Plan subsequent to December 31, 1991, shall be entitled to, in addition to the Disability Benefit described above, a Disability Benefit equal to the remaining balance, if any, of his or her Participant Account. The payment, timing, and amount of the benefit shall be consistent with the previous paragraph pertaining to a Participant's Disability Benefit.

                      5.8      Recipients of Payments; Designation of Beneficiary. All payments to be made by the Company shall be made to the Participant, if living. In the event of a Participant's death prior to the receipt of all benefit payments, all subsequent payments to be made under the Plan shall be to the beneficiary or beneficiaries of the Participant. The Participant shall designate a beneficiary by filing a written notice of such designation with the Company in such form as the Company may prescribe. If no designation shall be in effect at the time when any benefits payable under this Plan shall become due, the beneficiary shall be the spouse of the Participant, or if no spouse is then living, the representatives of the Participant's estate.

            6.      Miscellaneous.

                      6.1      Assignability. A Participant's rights and interests under the Plan may not be assigned or transferred except, in the event of the Participant's death, to his or her designated beneficiary, or in the absence of a designation, by will or to his or her legal representative.

                      6.2      Employment Not Guaranteed by Plan. This Plan is not intended to and does not create a contract of employment in any manner. Employment with the Company is at will, which means that either the employee or the Company may end the employment relationship at any time and for any reason. Nothing in this Plan changes or should be construed as changing that at-will relationship.

                      6.3      Taxes. The Company shall deduct from all payments made under this Plan all applicable federal or state taxes required by law to be withheld.

                      6.4      Construction. The Plan shall be construed according to the laws of the state of Idaho.

                      6.5      Form of Communication. Any election, application, claim, notice, or other communication required or permitted to be made by a Participant to the Committee or the Company shall be made in writing and in such form as the Company may prescribe. Such communication shall be effective upon receipt by the Company's Salaried and Executive Compensation Manager at 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho 83728-0001.

            7.      No Reduction in Pension Benefit. To compensate a Participant for any reduction in pension benefits under the Pension Plan which may result from a Participant's deferring Compensation under this Plan, the Company shall pay to the Participant an amount equal to the reduction in pension benefits in the same manner and at the same time as such benefits would have been paid under the Pension Plan.

            8.      Amendment and Termination. The Company, acting through its Board of Directors or any committee of the Board, may, at its sole discretion, amend or terminate the Plan at any time, provided that the amendment or termination shall not adversely affect the vested or accrued rights or benefits of any Participant without the Participant's prior consent.

            9.      Unsecured General Creditor. Except as provided in Section 10, Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of the Company. The assets of the Company shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all Company assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be an unfunded and unsecured promise of the Company to pay money in the future.

            10.     Deferred Compensation and Benefits Trust. Upon the occurrence of any Potential Change in Control of the Company, the Company shall transfer to the DCB Trust an amount of cash, marketable securities, or other property acceptable to the trustee equal in value to 105% of the amount necessary, on an actuarial basis and calculated in accordance with the terms of the DCB Trust, to pay the Company's obligations under this Plan (the "Funding Amount"). The cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee subject to and in accordance with the terms of the DCB Trust. In addition, from time to time, the Company shall make any and all additional transfers of cash, marketable securities, or other property acceptable to the trustee as may be necessary in order to maintain the Funding Amount with respect to this Plan.

                      Upon a change in control of the Company, the assets of the DCB Trust shall be used to pay benefits under this Plan, except to the extent the Company pays such benefits. The Company and any successor shall continue to be liable for the ultimate payment of those benefits.

            11.     Claims Procedure.

                      11.1     In General. Claims for benefits under the Plan, other than claims for Disability benefits under Section 5.7, shall be filed in writing, within 90 days after the event giving rise to a claim, with the Company's Compensation Manager, who shall have absolute discretion to interpret and apply the Plan, evaluate the facts and circumstances, and make a determination with respect to the claim in the name and on behalf of the Company. The claim shall include a statement of all facts the Participant believes relevant to the claim and copies of all documents, materials, or other evidence that the Participant believes relevant to the claim. Written notice of the disposition of a claim shall be furnished to the Participant within 90 days after the application is filed. This 90-day period may be extended an additional 90 days for special circumstances by the Compensation Manager, in his or her sole discretion, by providing written notice of the extension to the claimant prior to the expiration of the original 90-day period. If the claim is denied, the Manager shall notify the claimant in writing. This written notice shall:
•	state the specific reasons for the denial,
•	refer to the provisions of the Plan on which the determination is based,
•	describe any additional material or information necessary for the claimant to perfect the claim and explain why the information is necessary,
•	explain how the claimant may submit the claim for review and state applicable time limits, and
•	state the claimant's right to bring an action under section 502(a) of ERISA following an adverse determination on review.

                      11.2     Disability Claims. Claims for Disability benefits under Section 5.7 of the Plan shall be filed in writing, within 90 days after the event giving rise to a claim, with the Company's Compensation Manager, who shall have absolute discretion to interpret and apply the Plan, evaluate the facts and circumstances, and make a determination with respect to the claim in the name and on behalf of the Company. The claim shall include a statement of all facts the Participant believes relevant to the claim and copies of all documents, materials, or other evidence that the Participant believes relevant to the claim. Written notice of the disposition of a claim shall be furnished to the Participant within 45 days after the application is filed. This 45-day period may be extended for up to two additional 30-day periods by the Compensation Manager, in his or her sole discretion, in each case for reasons beyond the Plan's control and by providing written notice of the extension to the claimant prior to the expiration of the current period. If additional information is needed from the Participant in order to make a decision on the claim, the Manager will notify the Participant of the information needed and the Participant will have 45 days to provide the requested information. If the claim is denied, the Manager shall notify the claimant in writing. This written notice shall:
•	state the specific reasons for the denial,
•	refer to the provisions of the Plan on which the determination is based,
•	describe any additional material or information necessary for the claimant to perfect the claim and explain why the information is necessary,
•	explain how the claimant may submit the claim for review and state applicable time limits,
•	if an internal rule or guideline was relied upon, state that an internal rule or guideline was relied upon and that a copy of the rule or guideline will be provided at no charge upon request,
•

if the denial is based on a medical necessity or experimental treatment exclusion, state that an explanation of the scientific or clinical judgment, applying the terms of the plan to the claimant's circumstances, will be provided at no charge upon request, and

•	state the claimant's right to bring an action under section 502(a) of ERISA following an adverse determination on review.

            12.     Claims Review Procedure.

                      12.1     In General. Any Participant, former Participant, or Beneficiary of either, who has been denied a benefit claim, other than a claim for Disability benefits under Section 5.7 of the Plan, shall be entitled, upon written request, to access to or copies of all documents and records relevant to his or claim, and to a review of his or her denied claim. A request for review, together with a written statement of the claimant's position and any other comments, documents, records or information that the claimant believes relevant to his or her claim, shall be filed no later than 60 days after receipt of the written notification provided for in Section 11.1, and shall be filed with the Company's Compensation Manager. The Manager shall promptly inform the Company's senior human resources officer, who shall be the named fiduciary of the Plan for purposes of claim review. The senior human resources officer shall make his or her decision, in writing, within 60 days after receipt of the claimant's request for review. This 60-day period may be extended an additional 60 days if, in the senior human resources officer's sole discretion, special circumstances warrant the extension and if the senior human resources officer provides written notice of the extension to the claimant prior to the expiration of the original 60-day period. The written decision shall be final and binding on all parties and shall:
•	state the facts and specific reasons for the decision,
•	refer to the Plan provisions upon which the decision is based,
•	state that the Participant is entitled to receive at no charge and upon request reasonable access to and copies of all documents, records, and other information relevant to the claim, and
•	state the claimant's right to bring an action under section 502(a) of ERISA.

                      12.2     Disability Claims. Any Participant, former Participant, or Beneficiary of either, who has been denied a claim for Disability benefits under Section 5.7 of the Plan, shall be entitled, upon written request, to access to or copies of all documents and records relevant to his or claim, and to a review of his or her denied claim. A request for review, together with a written statement of the claimant's position and any other comments, documents, records or information that the claimant believes relevant to his or her claim, shall be filed with the Company's Compensation Manager no later than 180 days after receipt of the written notification provided for in Section 11.2. The Manager shall promptly inform the Company's senior human resources officer, who shall be the named fiduciary of the Plan for purposes of claim review. The senior human resources officer shall make his or her decision, in writing, within 45 days after receiving the claimant's request for review. This 45-day period may be extended an additional 45 days if special circumstances warrant the extension and if the senior human resources officer provides written notice of the extension to the claimant prior to the expiration of the original 45-day period. The written decision shall be final and binding on all parties and shall:
•	state the facts and specific reasons for the decision,
•	refer to the Plan provisions upon which the decision is based,
•	state that the Participant is entitled to receive at no charge and upon request reasonable access to and copies of all documents, records, and other information relevant to the claim,
•

indicate whether any rule, guideline, protocol or criterion was relied on in the decision and, if so, that a copy of such rule, guideline, protocol or criterion will be provided at no charge upon request,

•

if the denial is based on a medical necessity or experimental treatment exclusion, state that an explanation of the scientific or clinical judgment, applying the terms of the plan to the claimant's circumstances, will be provided at no charge upon request, and

•	state the claimant's right to bring an action under section 502(a) of ERISA.